Exhibit 99.

Company Contact:

Steven M. Klein
Chief Financial Officer
Tel: (732) 499-7200 ext. 510

FOR IMMEDIATE RELEASE

Northfield Bancorp, Inc. Announces
Increases in Earnings, Loans and Deposits
Strong Capital Position, and
Stable Level of Non-Performing Loans

Avenel, New Jersey, July 23, 2008.… Northfield Bancorp, Inc., the holding company for Northfield Bank, reported net income of $3.6 million for the quarter ended June 30, 2008, and $9.1 million for the six months ended June 30, 2008, compared to $2.3 million for the quarter ended June 30, 2007, and $7.0 million for the six months ended June 30, 2007. Operating results for the six months ended June 30, 2008, included a $2.5 million, nontaxable, death benefit realized on bank owned life insurance in the first quarter. For the six months ended June 30, 2007, operating results included a pre-tax gain of $4.3 million ($2.4 million, net of tax) related to the sale of two underperforming branch locations and associated deposit relationships in the first quarter. Earnings per common share for the quarter and six months ended June 30, 2008, was $0.08 and $0.21, respectively. Excluding the realized gain on the death benefit from bank owned life insurance of $0.06 per share in the first quarter of 2008, earnings per share for the six months ended June 30, 2008 was $0.15 per common share.

Northfield Bank’s Tier 1 (core) capital ratio was 17.5% at June 30, 2008, and continued to be over three times the required regulatory capital necessary to be considered “well capitalized” under federal capital regulations for financial institutions.

Loans held-for-investment, net totaled $517.7 million at June 30, 2008, an increase of 22.0% over the December 31, 2007 balance of $424.3 million while deposits totaled $909.0 million at June 30, 2008, an increase of 3.6% over the December 31, 2007 balance of $877.2 million. Northfield Bank’s asset quality remained stable with total non-performing loans of $10.5 million, or 2.03% of total loans at June 30, 2008, as compared to $9.8 million, or 2.32% of total loans at December 31, 2007.

Commenting on the current quarter and six month results, John W. Alexander, the Company’s Chairman and Chief Executive Officer said, “Our conservative investment philosophy and loan underwriting standards continue to result in favorable financial results. With strong capital and liquidity positions, management can maintain the Company’s focus on prudently originating high quality commercial real estate and multifamily real estate-backed mortgage loans.”

Mr. Alexander also said, “Our financial performance continues to benefit from our disciplined deposit pricing strategy, as well as from securities leveraging strategies with manageable levels of interest rate and credit risk.”

Results of Operations

Net income for the quarter and six months ended June 30, 2008, as compared to the same prior year periods, was positively affected by an increase in net interest income of $3.3 million and $5.6 million, respectively. These items were partially offset by increases in the provision for loan losses of $1.1 million and $1.3 million for the quarter and six months ended June 30, 2008. The increases in the provision for loan losses for the quarter ended June 30, 2008 was due primarily to loan growth, increases in certain estimated loss factors for groups of similar loan types, and increased provisions for certain impaired loans.

Net income was negatively affected by decreases in non-interest income of $163,000 and $2.4 million for the quarter and six months ended June 30, 2008, as compared to the same prior year periods. The decrease in non-interest income for the six months ended June 30, 2008, was due primarily to a pre-tax gain of $4.3 million on the sale of two underperforming branch locations, and associated deposit relationships, recognized in March 2007. We had no similar transactions in 2008. The reduction in non-interest income for the first six months of 2008 was partially offset by the realized nontaxable death benefit of $2.5 million in the quarter ended March 31, 2008. We had no similar transactions in 2007. Total non-interest expense declined slightly over the comparable prior year periods.

The increase in net interest income of $3.3 million, or 40%, for the quarter ended June 30, 2008, as compared to the quarter ended June 30, 2007, was primarily the result of an increase in average interest-earning assets of $221.8 million, or 18.0%, coupled with an increase in the net interest margin of 51 basis points, or 19.0%, from 2.68% to 3.19% . The increase in net interest income of $5.6 million, or 34%, for the six months ended June 30, 2008, was primarily the result of an increase in average interest-earning assets of $184.1 million, or 15.0%, coupled with an increase in the net interest margin of 45 basis points, or 16.7%, from 2.70% to 3.15% . The increase in average interest-earning assets and the net interest margin for both current year periods benefited from the Company’s completion of its stock offering in November 2007, resulting in gross proceeds of $192.7 million, which included $82.4 million in transfers from deposit accounts. Net interest margin also benefited from decreases in the cost of interest-bearing deposits of 53 basis points and 41 basis points, respectively, as compared to the comparable prior year periods.

The Company recorded income tax expense of $2.0 million and $3.8 million for the quarter and six months ended June 30, 2008, respectively, as compared to $1.3 million and $4.0 million, respectively, in the corresponding prior year periods. The effective tax rate was 36.1% and 29.3% for the quarter and six months ended June 30, 2008, respectively, compared to 35.7% and 36.2%, in the corresponding prior periods. The increase in the effective tax rate for the quarter ended June 30, 2008, compared to the same prior year period was a result of increased taxable income as compared to total pre-tax income. The decrease in the effective tax rate for the six months ended June 30, 2008, compared to the same prior year period was a result of the $2.5 million, nontaxable, death benefit realized on bank owned life insurance in the first quarter of 2008.

Financial Condition

Total assets increased to $1.6 billion at June 30, 2008, from $1.4 billion at December 31, 2007. The increase reflected increases of $93.4 million in loans held-for-investment, net, securities available-for-sale of $41.3 million, and certificates of deposit in other financial institutions of $70.0 million.

Total liabilities increased to $1.2 billion at June 30, 2008, from $1.0 billion at December 31, 2007. The increase resulted from an increase in securities sold under agreements to repurchase of $92.5 million, an increase in other borrowings of $81.2 million, and an increase in deposits of $31.8 million. The increase in deposits was due primarily to an increase in money market deposits, partially offset by a decrease in certificates of deposit. Total stockholders’ equity increased to $373.6 million at June 30, 2008, from $367.3 million at December 31, 2007. The increase resulted from net income of $9.1 million for the six months ended June 30, 2008, partially offset by an increase in other comprehensive losses of $3.2 million, related primarily to unrealized losses on securities available for sale, net of tax. The increase in unrealized losses on securities available for sale is due primarily to the general increase in market interest rates, with a resultant decrease in estimated fair values of investment securities.

Asset Quality

The Company's non-performing loans totaled $10.5 million at June 30, 2008, $11.3 million at March 31, 2008, $9.8 million at December 31, 2007, $11.7 million at June 30, 2007, $8.8 million at March 31, 2007, and $7.1 million at December 31, 2006. The increase in non-performing loans from December 31, 2007, was primarily attributable to an increase in non-accruing one- to four-family residential mortgage loans of $622,000, an increase in non-accruing commercial real estate loans of $398,000, and an increase in non-accruing commercial and industrial loans of $232,000. These increases were partially offset by a decrease in loans 90 days or more past due and accruing of $592,000, which consisted primarily of commercial and industrial loans, land, and construction loans paying in accordance with their original contractual terms but past maturity. Although, non-performing loans remained stable compared to December 31, 2007 and March 31, 2008 the Company provided additional reserves for non-performing loans due to estimated decreases in the underlying collateral values.

The Company does not have any lending programs commonly referred to as sub-prime lending. Sub-prime lending generally targets borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt burden ratios.

Forward-Looking Statements: This release may contain certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as "may," "believe," "expect," "anticipate," "should," "plan," "estimate," "predict," "continue," and "potential" or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Northfield Bancorp, Inc. Any or all of the forward-looking statements in this release and in any other public statements made by Northfield Bancorp, Inc. may turn out to be wrong. They can be affected by inaccurate assumptions Northfield Bancorp, Inc. might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Northfield Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release or to conform these statements to actual events.

(Tables to follow)

NORTHFIELD BANCORP, INC.
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
(Dollars in thousands, except per share amounts)
(unaudited)

	At	At
	June 30, 2008	December 31, 2007
Selected Financial Condition Data:
Total assets	$ 1,590,973	$ 1,386,918
Cash and due from banks	16,931	25,088
Certificates of deposit	94,527	24,500
Securities available-for-sale, at estimated fair value	843,742	802,417
Securities held-to-maturity	16,967	19,686
Trading securities	3,663	3,605
Loans held for sale	-	270
Loans held-for-investment, net	517,683	424,329
Allowance for loan losses	(7,463)	(5,636)
Net loans held-for-investment	510,222	418,693
Bank owned life insurance	41,127	41,560
Non-performing loans(1)	10,492	9,834
Federal Home Loan Bank of New York stock, at cost	14,630	6,702

Securities sold under agreements to repurchase	194,500	102,000
Other borrowings	103,654	22,420
Deposits	909,032	877,225
Total liabilities	1,217,387	1,019,532
Total stockholders’ equity	373,586	367,340

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Selected Operating Data:
Interest income	$ 18,097	$ 15,644	$ 35,412	$ 31,146
Interest expense	6,550	7,397	13,274	14,641
Net interest income before provision for loan losses	11,547	8,247	22,138	16,505
Provision for loan losses	1,240	97	1,836	537
Net interest income after provision for loan losses	10,307	8,150	20,302	15,968
Non-interest income	1,207	1,370	4,606	6,972
Non-interest expense	5,939	5,997	11,973	12,023
Income before income tax expense	5,575	3,523	12,935	10,917
Income tax expense	2,010	1,256	3,794	3,957
Net income	$ 3,565	$ 2,267	$ 9,141	$ 6,960

Net income per common share (2)	$ 0.08	$ N/A	$ 0.21	$ N/A

	At or For the Three		At or For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Selected Financial Ratios:
Performance Ratios:
Return on assets (ratio of net income to average total assets)(3)	0.93%	0.71%	1.23%	1.09%
Return on equity (ratio of net income to average equity)(3)	3.83%	5.33%	4.91%	8.37%
Average equity to average total assets	24.40%	13.26%	24.97%	13.03%
Interest rate spread(3)	2.49%	2.15%	2.40%	2.18%
Net interest margin(3)	3.19%	2.68%	3.15%	2.70%
Efficiency ratio(4)	46.57%	62.36%	44.77%	51.21%
Non-interest expense to average total assets(3)	1.56%	1.87%	1.61%	1.88%
Average interest-earning assets to average interest-bearing liabilities	139.28%	122.22%	139.20%	121.60%
Asset Quality Ratios:
Non-performing loans to total assets	0.66%	0.91%	0.66%	0.91%
Non-performing loans to total loans	2.03%	2.76%	2.03%	2.76%
Allowance for loan losses to non-performing loans	71.13%	40.44%	71.13%	40.44%
Allowance for loan losses to total loans	1.44%	1.12%	1.44%	1.12%

(1)	Non-performing loans consist of non-accruing loans and loans 90 or more past due and still accruing, and are included in loans held-for-investment, net.

(2)

Net income per common share (calculated based on 43,126,414 average shares outstanding for the three months ended June 30, 2008 and 43,119,145 average shares outstanding for the six months ended June 30, 2008) is not applicable prior to the Company’s completion of its stock offering on November 7, 2007.

(3)	Annualized.

(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

NORTHFIELD BANCORP, INC.
ANALYSIS OF NET INTEREST INCOME
(Dollars in thousands)

	For the Quarter Ended June, 30
	2008			2007
	Average		Average	Average		Average
	Outstanding		Yield/ Rate	Outstanding		Yield/ Rate
	Balance	Interest	(1)	Balance	Interest	(1)

Interest-earning assets:
Loans	$ 468,535	$ 7,397	6.35%	$ 425,993	$ 7,133	6.72%
Mortgage-backed securities	838,466	9,346	4.48	697,764	7,234	4.16
Other securities	28,751	226	3.16	33,363	388	4.66
Federal Home Loan Bank of New York stock	12,598	204	6.51	6,354	128	8.08
Interest-earning deposits in financial institutions	105,443	924	3.52	68,547	761	4.45
Total interest-earning assets	1,453,793	18,097	5.01	1,232,021	15,644	5.09
Non-interest-earning assets	82,224			54,396
Total assets	$ 1,536,017			$ 1,286,417

Interest-bearing liabilities:
Savings, NOW, and money market accounts	$ 428,342	1,242	1.17	$ 385,713	785	0.82
Certificates of deposit	362,739	3,189	3.53	485,970	5,258	4.34
Total interest-bearing deposits	791,081	4,431	2.25	871,683	6,043	2.78
Repurchase agreements	209,242	1,738	3.33	113,879	1,140	4.02
Other borrowings	43,502	381	3.51	22,475	214	3.82
Total interest-bearing liabilities	1,043,825	6,550	2.52	1,008,037	7,397	2.94
Non-interest bearing deposit accounts	104,531			92,942
Accrued expenses and other liabilities	12,879			14,880
Total liabilities	1,161,235			1,115,859
Stockholders' equity	374,782			170,558
Total liabilities and stockholders' equity	$ 1,536,017			$ 1,286,417

Net interest income		$ 11,547			$ 8,247
Net interest rate spread (2)			2.49%			2.15%
Net interest-earning assets (3)	$ 409,968			$ 223,984
Net interest margin (4)			3.19%			2.68%
Average interest-earning assets to
interest-bearing liabilities			139.28%			122.22%

(1)	Average yields and rates for the three months ended June 30, 2008 and 2007 are annualized.

(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

NORTHFIELD BANCORP, INC.
ANALYSIS OF NET INTEREST INCOME
(Dollars in thousands)
	For the Six Months Ended June 30,
	2008			2007
	Average		Average	Average		Average
	Outstanding		Yield/ Rate	Outstanding		Yield/ Rate
	Balance	Interest	(1)	Balance	Interest	(1)

Interest-earning assets:
Loans	$ 450,850	$ 14,386	6.42%	$ 421,457	$ 14,046	6.72%
Mortgage-backed securities	799,242	17,771	4.47	699,178	14,433	4.16
Other securities	43,396	936	4.34	44,421	1,063	4.83
Federal Home Loan Bank of New York stock	11,561	335	5.83	6,636	268	8.14
Interest-earning deposits in financial institutions	109,790	1,984	3.63	59,049	1,336	4.56
Total interest-earning assets	1,414,839	35,412	5.03	1,230,741	31,146	5.10
Non-interest-earning assets	83,519			55,742
Total assets	$ 1,498,358			$ 1,286,483

Interest-bearing liabilities:
Savings, NOW, and money market accounts	$ 411,140	2,145	1.05	$ 390,354	1,474	0.76
Certificates of deposit	374,251	7,071	3.80	491,019	10,634	4.37
Total interest-bearing deposits	785,391	9,216	2.36	881,373	12,108	2.77
Repurchase agreements	194,082	3,389	3.51	108,260	2,106	3.92
Other borrowings	36,951	669	3.64	22,485	427	3.83
Total interest-bearing liabilities	1,016,424	13,274	2.63	1,012,118	14,641	2.92
Non-interest bearing deposit accounts	92,511			93,091
Accrued expenses and other liabilities	15,348			13,601
Total liabilities	1,124,283			1,118,810
Stockholders' equity	374,075			167,673
Total liabilities and stockholders' equity	$ 1,498,358			$ 1,286,483

Net interest income		$ 22,138			$ 16,505
Net interest rate spread (2)			2.40%			2.18%
Net interest-earning assets (3)	$ 398,415			$ 218,623
Net interest margin (4)			3.15%			2.70%
Average interest-earning assets to
interest-bearing liabilities			139.20%			121.60%

(1)	Average yields and rates for the six months ended June 30, 2008 and 2007 are annualized.

(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average total interest-earning assets.